                                  Exhibit l.3

                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207
                                  312 372-1121
                                Fax 312 372-2098

                               September 16, 2003

As counsel for Nuveen Diversified Dividend and Income Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 2 to the Registrant's registration statement on Form N-2 (File Nos. 333-107521 and 811-21407) on August 28, 2003.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                        Very truly yours,

                                        /s/ Bell, Boyd & Lloyd LLC